UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2023

Zynex, Inc.

(Exact name of registrant as specified in charter)

Nevada	001-38804	90-0275169

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9655 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices)  (Zip Code)

(800) 495-6670

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on December 23, 2021, Zynex, Inc. (the “Company”) and its wholly-owned subsidiary Zynex Monitoring Solutions, Inc. (“ZMS”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Kestrel Labs, Inc. (“Kestrel”) and each of the shareholders of Kestrel (collectively, the "Selling Shareholders"). Under the Stock Purchase Agreement, the Selling Shareholders agreed to sell all of the outstanding common stock of Kestrel (the “Kestrel Shares”) to ZMS. The consideration for the Kestrel Shares consisted of $16.0 million cash and 1,334,350 shares of the Company’s common stock (the “Zynex Shares”). All of the Zynex Shares were subject to a lockup agreement for a period of one year from the closing date under the Stock Purchase Agreement .. 889,566 of the Zynex Shares were deposited in escrow (the “Escrow Shares”). All shares were subsequently adjusted based on the stock dividend declared by the Company on November 10, 2021. The number of Escrow Shares were subject to adjustment on the one-year anniversary of the Closing Date (as defined in the Stock Purchase Agreement)based on the number of shares equal to $10,000,000 divided by a 30-day volume weighted average closing price of the Zynex common stock. The Escrow Shares were adjusted on the anniversary date, which resulted in the cancellation of 156,673 Escrow Shares.Pursuant to the Agreement, half of the Escrow Shares were to be released on submission of a dossier on a laser-based photoplethysmographic device (the “Device”) to the Food and Drug Administration (the “FDA”) for permission to market and sell the Device in the United States. The other half of the Escrow Shares were to be released upon notification from the FDA finding the Device can be marketed and sold in the United States. In connection with the transactions contemplated by the Stock Purchase Agreement, the Selling Shareholders, ZMS, the Company and the Escrow Agent, entered into that certain Escrow Agreement pursuant to which the Escrow Shares were deposited in the Escrow Fund.

On July 27, 2023, the Company, ZMS, Kestrel, and the Selling Shareholders, entered into an amendment to the Stock Purchase Agreement (the “Amendment”). The parties entered into the Amendment to, among other things, amend and modify certain terms of the Agreement related to the conditions to be satisfied for the release of the Escrow Shares from the Escrow Fund to the Selling Shareholders such that the Escrow Fund shall be released in its entirety to the Selling Shareholders as of the date specified in the Amendment.

In connection with the Amendment, the Company and the Selling Shareholders entered into revised Lock-up Agreements dated July 27, 2023. The form of the revised Lock-up Agreement is attached as Exhibit A to the Amendment, which is filed herein as Exhibit 10.1.

The foregoing summary of the Amendment and the Lock-up Agreements s subject to and qualified in its entirety by the text of the Amendment, which is filed herein as Exhibit 10.1.

ITEM 9.01 Exhibits

Exhibit No.	Description

10.1	Amendment to Stock Purchase Agreement by and among Kestrel Labs, Inc., Zynex Monitoring Solutions Inc., Zynex, Inc. and Selling Shareholders named herein dated as of July 27, 2023
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2023

ZYNEX, INC.

By:	/s/ Dan Moorhead
Dan Moorhead
Chief Financial Officer